THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND WILL BE OFFERED AND SOLD BY THE COMPANY IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE LAW BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH THE PROVISIONS OF
SECTION 4(2) AND/OR REGULATIONS PROMULGATED UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             NOTE PURCHASE AGREEMENT
                            (LCO Investments Limited)

         This Note Purchase Agreement ("Agreement") is made and entered into as of the 29th day of April, 2003 by and among BriteSmile, Inc., a Utah corporation ("BriteSmile Parent") BriteSmile Development, Inc., a Delaware corporation and wholly-owned subsidiary of BriteSmile Parent ("BriteSmile Development"), and LCO Investments Limited ("Purchaser").

         A. Pursuant to that certain letter agreement dated April 29, 2003, signed by Purchaser, R. Eric Montgomery, BriteSmile Parent, and BriteSmile Development (the "Letter Agreement"), BriteSmile Development desires to borrow Two Million Dollars ($2,000,000) from Purchaser and Purchaser desires to lend $2,000,000 to BriteSmile Development.

B. Pursuant to the Letter Agreement, Purchaser and R. Eric Montgomery have agreed to provide up to $3,000,000 in financing to BriteSmile Parent and/or BriteSmile Development for purposes of financing the acquisition by BriteSmile Development of human oral care intellectual property (the "Intellectual Property") from R. Eric Montgomery and his affiliates.

C. The terms of BriteSmile Development's purchase of Intellectual Property are set forth in that certain Memorandum of Understanding (the "MOU") dated May 9, 2003 between and among
                  R. Eric Montgomery, Oraceutical LLC, Oraceutical Innovative Properties and their affiliates, BriteSmile Development, and BriteSmile Parent.

D. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Letter Agreement and the MOU.

E. In consideration of the loan amount, BriteSmile Development has authorized the issuance to Purchaser of promissory notes in the aggregate principal amount of 2,000,000, to be guaranteed by BriteSmile Parent.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and other valuable consideration, the receipt of which is hereby acknowledged, the parties covenant and agree as follows:

1. Loan and Purchase of Notes. BriteSmile Development agrees to borrow Two Million Dollars ($2,000,000) from Purchaser and Purchaser agrees to lend to BriteSmile Development $2,000,000 (the "Loan"), pursuant to the terms and conditions of this Agreement. The Loan shall be made by Purchaser in two installments of $1,000,000 each (the "First Installment" and "Second Installment"). BriteSmile Development's obligations with respect to each installment will be evidenced by the form of Note attached to this Agreement as Exhibit "A" and by this reference incorporated herein. Each Note evidencing the First Installment and the Second Installment will be guaranteed by BriteSmile Parent pursuant to the form of Note Guaranty attached to this Agreement as Exhibit "B" and by this reference incorporated herein. The total purchase price (the "Purchase Price") for the two Notes shall be Two Million Dollars. The Purchaser shall pay the Purchase Price in the amounts and on the Closing Dates, as hereinafter defined, via wire transfer to an account of BriteSmile Development. Wire instructions shall be provided prior to the Closing Dates.

         2. Warrants to Purchase Common Stock of BriteSmile Parent. Effective April 29, 2003 (the date of the Letter Agreement and the date hereof), BriteSmile Parent shall grant to Purchaser 5 year warrants to purchase up to Sixty-six Thousand Six Hundred Sixty-six (66,666) shares of Common Stock of BriteSmile Parent at an exercise price of Fifteen Dollars ($15.00) per share. Effective the date of the Second Closing (as defined herein, BriteSmile Parent shall grant to Purchaser additional 5 year warrants to purchase up to Sixty-six Thousand Six Hundred Sixty-seven (66,667) shares of Common Stock of BriteSmile Parent at an exercise price of Fifteen Dollars ($15.00) per share. All warrants granted or to be granted pursuant to this Section 2 to purchase an aggregate of 133,333 shares (the "Shares") are referred to herein as the "Warrants." Purchaser's rights to acquire the Shares shall be as set forth in the form of Warrant Agreement attached to this Agreement as Exhibit "C"(the "Warrant Agreement") and by this reference incorporated herein. The Notes, together with the Warrants and the Shares, shall be referred to collectively in this Agreement as the "Securities". Exercise of the Warrants shall be conditioned upon compliance by the parties hereto with all applicable regulatory and securities law requirements.

         3. Registration Rights. The Shares shall be subject to certain piggyback registration rights, as provided in the form of Registration Rights Agreement attached to this Agreement as Exhbit "D" and by this reference incorporated herein (the "Registration Rights Agreement"). Such Registration Rights Agreement, together with this Agreement, the Notes, the Guaranties, and the Warrant Agreements, constitute the "Transaction Documents."

         4. Closings. Payment of the First Installment by the Purchaser and delivery of the First Installment Note and the Guaranty by BriteSmile Development and BriteSmile Parent shall constitute the first closing contemplated by this Agreement (the "First Closing"). The First Closing shall occur on or before the date of signing of the MOU (the "First Closing Date"). Payment of the Second Installment by the Purchaser and delivery of the Second Installment Note and related Guaranty and Warrant Agreement by BriteSmile Development and BriteSmile Parent shall constitute the second closing contemplated by this Agreement (the "Second Closing"). The Second Closing shall occur on such date as the Definitive Agreements (as defined in the MOU) are signed by the parties thereto (the "Second Closing Date").

         5. Use and Disposition of Proceeds. Proceeds of the Loan will be used by BriteSmile Development to fund and close the transactions contemplated by the MOU.

         6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to BriteSmile Parent, BriteSmile Development and their agents and attorneys as follows:

                  6.1 Investor Status. Purchaser is an "accredited investor" within the meaning of Section 501(a) of Regulation D under the Act, or is not a "U.S. Person" as that term is defined under Rule 902(o)(1) of Regulation S under the Act.

                  6.2 Liquidity. Purchaser presently has sufficient liquid assets to pay the Purchase Price. Purchaser has adequate means of providing for its current needs and contingencies and has no need for liquidity in its investment in BriteSmile Development or for a source of income from BriteSmile Development. Purchaser is capable of bearing the economic risk and the burden of the investment contemplated by this Agreement, including, but not limited to, the possibility of the complete loss of the value of the Securities, and the limited transferability of the Securities, which may make the liquidation of the Securities impossible in the near future.

                  6.3 Organization, Standing, Authorization. Purchaser is duly organized, validly existing, and in good standing under the laws of Guernsey, Channel Islands, and has the requisite power and authority to enter into this Agreement and execute and deliver any documents or instruments in connection with this Agreement. The execution and delivery of this Agreement, and all other documents and instruments executed by Purchaser in connection with any of the transactions contemplated by this Agreement, have been duly authorized by all required action of Purchaser. The person executing this Agreement and any other documents or instruments related thereto on behalf of Purchaser is duly authorized to do so.

                  6.4 Absence of Conflicts. Purchaser represents and warrants that the execution and delivery of this Agreement and any other document or instrument executed in connection with this Agreement, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, or the provision of any indenture, instrument or agreement to which Purchaser is a party or is subject, or by which

         Purchaser or any of its properties is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by such Purchaser to any third party, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Purchaser is subject or to which any of its properties, operations or management may be subject.

                  6.5 Sole Party in Interest. Purchaser represents that it is the sole and true party in interest, and no other person or entity has or will have upon the issuance of the Securities beneficial ownership interest in the Securities or any portion thereof, whether direct or indirect (excluding any contractual right to payments based on the value of such Securities), other than the equity holders or beneficiaries of Purchaser or as set forth on Purchaser's Reports on
         Schedule 13D or Forms 4 with respect to the Securities.

                  6.6 Investment Purpose. Purchaser represents that it is acquiring the Securities for its own account and for investment purposes and not for the account or benefit of any other person or entity or for or with a view to resale or distribution.

                  6.7 Knowledge and Experience. Purchaser is experienced in evaluating and making speculative investments, and has the capacity to protect Purchaser's interests in connection with the acquisition of the Securities. Purchaser has such knowledge and experience in financial and business matters in general, and investments in BriteSmile Parent in particular, that Purchaser is capable of evaluating the merits and risks of Purchaser's investment.

                  6.8 Disclosure, Access to Information. Purchaser confirms that it has received, read, and understands this Agreement, and that all documents, records, books and other information pertaining to Purchaser's investment in BriteSmile Development and BriteSmile Parent requested by Purchaser have been made available for inspection and copying and that there are no additional materials or documents that have been requested by Purchaser that have not been made available. Purchaser further acknowledges that Anthony Pilaro and R. Eric Montgomery are directors and/or executive officers of the Company. Purchaser acknowledges that BriteSmile Parent is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Purchaser has reviewed or received copies of any and all such reports that have been filed by BriteSmile Parent with the SEC to date.

                  6.9 Exclusive Reliance on this Agreement. In making the decision to purchase the Securities, Purchaser has relied exclusively upon information included in this Agreement or incorporated herein by reference, and not on any other representations, promises or information, whether written or verbal, by any person.

                  6.10 Advice of Counsel. Purchaser understands the terms and conditions of this Agreement, has investigated all issues to Purchaser's satisfaction, has consulted with such of Purchaser's own legal counsel or other advisors as Purchaser deems necessary, and is not relying, and has not relied on BriteSmile Parent or BriteSmile Development for an explanation of the terms or conditions of this Agreement or any document or instrument related to the transactions contemplated thereby.

                  6.11 No Representations. None of the following has ever been represented, guaranteed, or warranted to Purchaser by BriteSmile Parent or BriteSmile Development or any of their employees, agents, representatives or affiliates, or any broker or any other person, expressly or by implication:

                           (a) The approximate or exact length of time that
                  Purchaser will be required to remain as owner of the Securities; or

                           (b) The percentage of profit or amount of or type of
                  consideration, profit or loss (including tax write-offs or other tax benefits) to be realized, if any, as a result of an investment in the Securities.

                  6.12 Federal Tax Matters. Purchaser has reviewed and understands the federal income tax aspects of its purchase of the Securities, and has received such advice in this regard as Purchaser deems necessary from qualified sources such as attorneys, tax advisors or accountants, and is not relying on any representative or employee of BriteSmile Parent or BriteSmile Development for such advice.

                  6.13 Certain Risk Factors. Purchaser has been informed about and fully understands that there are risks associated with an investment in BriteSmile Parent or its subsidiaries, including those disclosed in documents filed by BriteSmile Parent with the SEC pursuant to the Exchange Act.

                  6.14 Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                  6.15 Restricted Securities. Purchaser understands and acknowledges that the Securities have not been registered under the Act, or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless they are registered under the Act or unless the Company has first received an opinion of competent securities counsel that registration is not required for such resale. Purchaser agrees that it will not resell any Securities unless such resale transaction is in accordance with Regulation S and/or Rule 144 under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration. With regard to the restrictions on resales of the Securities or any security underlying or into which the Securities are or may be convertible, Purchaser is aware
         (i) of the limitations and applicability of Securities and Exchange Commission Rule 144, (ii) that the Company will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such securities; and (iii) that a restrictive legend will be placed on certificates representing the Securities and any security underlying or into which any of the Securities are or will be convertible, which legend will read substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE PROVISIONS OF REGULATION S OR, IF APPLICABLE, RULE 144 UNDER THE ACT, COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE STATE LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS SUCH SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS SECURITIES COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         7. Representations and Warranties of BriteSmile Parent and BriteSmile Development. BriteSmile Parent and BriteSmile Development hereby represent and warrant to Purchaser as follows:

                  7.1 Organization, Standing, Etc. BriteSmile Parent and BriteSmile Development are duly organized, validly existing, and in good standing under the laws of the states in which they were incorporated, and have the requisite power and authority to enter into and perform this Agreement and to execute and perform under the documents, instruments and agreements related to this Agreement.

                  7.2 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required action of BriteSmile Parent and BriteSmile Development, and each of the Transaction Documents and all instruments and agreements to be delivered in connection therewith constitute legal, valid and binding obligations, enforceable against

         BriteSmile Parent or BriteSmile Development, as the case may be, in accordance with their respective terms, subject to laws of general application relating to the rights of creditors generally. If required under applicable regulations, BriteSmile Parent shall file notification of this Agreement with Nasdaq and shall secure any required approvals or ratifications of the issuance of the Shares pursuant to applicable requirements of Nasdaq, or BriteSmile Parent shall secure a waiver from Nasdaq of any applicable Nasdaq approval requirements.

                  7.3 Absence of Conflicts. Neither the execution and delivery of the Transaction Documents or any other agreement or instrument to be delivered to the Purchaser in connection therewith, nor the consummation of the transactions contemplated thereby, by BriteSmile Parent or BriteSmile Development, shall (i) conflict with or result in a breach of or constitute a violation or default under (A) any provision of the Articles of Incorporation or Bylaws, each as amended to date, of BriteSmile Parent or BriteSmile Development, or (B) the provision of any indenture, instrument or agreement to which BriteSmile Parent or BriteSmile Development is a party or by which they or any of their properties is bound, or (C) any order, writ, judgment, award, injunction, decree, law, statute, rule or regulation, license or permit applicable to BriteSmile Parent or BriteSmile Development; (ii) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by BriteSmile Parent or BriteSmile Development to any third party, or (iii) require the approval of any third party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which BriteSmile Parent or BriteSmile Development is subject or to which they or any of their properties, operations or management may be subject.

                  7.4 Capitalization. The authorized capital stock of BriteSmile Parent consists of 50,000,000 shares of Common Stock par value $.001 per share. As of March 12, 2003, 2,428,539 shares of Common Stock were issued and outstanding. All of the outstanding shares of Common Stock are, and the Shares will be, when paid for and issued, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. The authorized capital stock of BriteSmile Development consists of 1,000,000 shares of Common Stock par value $0.001 per share, and 100,000 shares of Preferred Stock, par value $0.001 per share. As of the date hereof, 100,000 shares of Common Stock of BriteSmile Development are issued and outstanding and held of record by BriteSmile Parent. All of the outstanding shares of Common Stock of BriteSmile Development are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights.

                  7.5 Financial Statements. The Company's annual report on Form 10-K for the fiscal year ended December 28, 2002 (the "10-K") was when filed with the SEC, accurate in all material respects and did not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading. The financial statements included in the 10-K (the "Financial Statements") present fairly the financial position of the Company at such dates and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements.

                  7.6 Litigation, Etc. Except as disclosed in the 10-K, there are no (a) suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations or other controversies pending, or to the knowledge of BriteSmile Parent or BriteSmile Development threatened, or as to which BriteSmile Parent or BriteSmile Development has received any notice, claim or assertion, or (b) obligations or liabilities (other than obligations and liabilities arising in the ordinary course of business), whether accrued, contingent or otherwise, which, in either case (a) or (b) involve a potential cost or liability to BriteSmile Parent or BriteSmile Development which would singly or in the aggregate, materially and adversely affect the financial condition, results of operations, business or prospects of BriteSmile Parent or BriteSmile Development. Neither BriteSmile Parent nor BriteSmile Development is in default with respect to any order, writ, injunction or decree of any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign affecting or relating to either of them which is material to the financial condition, results of operations or business of BriteSmile Parent or BriteSmile Development.

                  7.7 Regulatory Compliance. To the best knowledge of BriteSmile Parent and BriteSmile Development, such companies are currently operating in compliance in all material respects with all laws, rules, regulations, orders, decrees, licenses or permits applicable to them or to their businesses. Neither company has received any notice from the FDA or any other governmental agency or authority of any noncompliance by either of them with any law, rule, regulation, order, decree, license or permit applicable to them or their businesses or properties.

                  7.8 Articles of Incorporation and Bylaws. Copies of the Articles of Incorporation and Bylaws of BriteSmile Parent and BriteSmile Development as amended to date have been provided or made available to Purchaser and are complete and correct. Neither BriteSmile Parent nor BriteSmile Development is in default under or in violation of any provisions of their Articles of Incorporation or Bylaws.

                  7.9 Product Liability. Except as may be disclosed to Purchaser prior to Closing, neither BriteSmile Development nor BriteSmile Parent has received any notice, claim or assertion regarding an actual or alleged liability of BriteSmile Parent or BriteSmile Development with respect to any of their products.

                  7.10 OEM Relationships. Except as may be disclosed to Purchaser prior to Closing, neither BriteSmile Parent nor BriteSmile Development has received any notice, claim or assertion from or with respect to any OEM party regarding any intention of such OEM party to either discontinue its relationship with BriteSmile Parent or BriteSmile Development or develop or market products in competition with BriteSmile Parent or BriteSmile Development.

                  7.11 Patents and Proprietary Rights. Except as may be disclosed to Purchaser prior to Closing, neither BriteSmile Parent nor BriteSmile Development has reason to believe that any of their patents or proprietary rights infringes upon or otherwise violates the patents or proprietary rights of any other party. Except as may be disclosed to Purchaser prior to Closing, neither BriteSmile Parent nor BriteSmile Development has received any notice, claim or assertion that its patents or proprietary rights or products or proposed products infringe upon or otherwise violate the patents or proprietary rights of any other party.

                  7.12 Unincorporated Documents or Materials. With respect to any document or other materials received by the Purchaser from BriteSmile Parent or BriteSmile Development or its representatives which are not incorporated herein by reference, (i) neither BriteSmile Parent nor BriteSmile Development has reason to believe any of such documents and materials or any projections contained therein contain errors or misstatements or do not adequately describe the transactions contemplated by this Agreement or the status of the development of technology and products of BriteSmile Parent and BriteSmile Development, and (ii) such documents, materials and projections were prepared by BriteSmile Parent or BriteSmile Development and their management in good faith.

                  7.13 Information. To the best knowledge of BriteSmile Parent and BriteSmile Development, the information concerning them set forth in or incorporated by reference in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                  7.14 Nasdaq Listing. BriteSmile Parent shall make appropriate filings under the rules of Nasdaq in order that the Shares will be authorized for listing on Nasdaq, subject to Notice of Issuance.

         8. Nondisclosure. Except as required by applicable securities laws, rules and regulations, prior to the Closing Dates, no press release or other announcement concerning the transactions contemplated by this Agreement will be issued except by mutual consent of the parties. This Agreement and all negotiations and discussions between the parties in connection with this Agreement shall be strictly confidential and will not be disclosed in any manner prior to the Closing Dates, except to employees and agents of the parties on a need-to-know basis, as required by applicable law or regulations or as otherwise agreed by the parties. After Closing, disclosure shall be at the sole discretion of BriteSmile Parent or BriteSmile Development and in compliance with appropriate rules and regulations of applicable securities laws, provided that Purchaser shall have the opportunity to review such disclosure prior to publication.

         9.       General Provisions.

                  9.1 Attorneys' Fees. In the event of a default in the performance of this Agreement or any document or instrument executed in connection with this Agreement, the defaulting party, in addition to all other obligations of performance hereunder, shall pay reasonable attorneys' fees and costs incurred by the non-defaulting party to enforce performance of this Agreement.

                  9.2 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, including choice of law rules.

                  9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

                  9.4 Entire Agreement. The Transaction Documents collectively set forth the entire agreement between the parties as to the subject matter hereof, supersede any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter of this Agreement, and may not be amended except by an instrument in writing signed by all of the parties to this Agreement.

                  9.5 Expenses. The parties shall be responsible for and shall pay their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement.

                  9.6 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  9.7 Notices. All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, to the parties at their respective addresses as indicated below or at such other address as the parties may designate in writing:

                  (1) If to Purchaser:

                           LCO Investments Limited
                           7 New Street
                           St. Peter Port
                           Guernsey, Channel Islands

                           With copies to:

                           Brian Delaney
                           Cap Advisers Limited
                           36 Fitzwilliam Place
                           Dublin 2, Ireland
                           (Tel. 011-353-1-661-4433)
                           (Fax 011-353-1-661-2456)

                           Craigh Leonard, Esq.
                           Bingham McCutchen LLP
                           339 Park Avenue
                           New York, N.Y.   10022-4689
                           (Tel. 212-705-7222)
                           (Fax 212-702-3615)

                  (2) If to the Company:

                           BriteSmile, Inc.
                           John C. Dong, CFO
                           490 North Wiget Lane
                           Walnut Creek, CA 94598

                           With a copy to:

                           Jeffrey M. Jones, Esq.
                           Wayne D. Swan, Esq.
                           DURHAM, JONES & PINEGAR, P.C.
                           111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                           Tel. (801) 415-3000
                           Fax: (801) 415-3500

         All notices and communications shall be effective as follows: When mailed, upon three (3) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

                  9.8 Severability. If any one or more of the provisions of this Agreement is determined by a court of competent jurisdiction to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  9.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors, but shall not be assignable by Purchaser without the prior written consent of the Company; provided that Purchaser may assign its rights hereunder to one or more affiliates of Purchaser or to one or more charitable foundations in circumstances where such assignees assume all obligations of Purchaser thereunder and any such assignment does not violate the Securities Act of 1933, and provided further that Purchaser may sell or assign any or all of the Shares in accordance with any restrictions or limitations this Agreement.

                  9.10 Survival of Representations, Warranties and Covenants Closing. All warranties, representations, indemnities and agreements made in this Agreement by a party hereto shall survive the date of this Agreement, the Closing Dates, the consummation of the transactions contemplated by this Agreement, and the issuance of the Securities.

         IN WITNESS WHEREOF, the parties have signed this Agreement effective April 29, 2003.


LCO INVESTMENTS LIMITED

BY:  _____________________________

TITLE:  __________________________


BRITESMILE, INC.

BY:    ____________________________

TITLE:   __________________________




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BRITESMILE DEVELOPMENT, INC.

BY:    ____________________________

TITLE:   __________________________